<page 1>
    As filed with the Securities and Exchange Commission on July 18, 1997.
                        File No. ______________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                         ============================
                   NORTH CAROLINA NATURAL GAS CORPORATION
           (Exact Name of Registrant as Specified in its Charter)
       Delaware                                       56-0646235
(State or Other Jurisdiction of            (IRS Employer Identification No.)
Incorporation or organization)

             150 Rowan Street, Fayetteville, North Carolina 28301
       (Address and Zip Code of Registrant's Principal Executive Office)

      NORTH CAROLINA NATURAL GAS CORPORATION LONG TERM INCENTIVE PLAN
      NORTH CAROLINA NATURAL GAS CORPORATION DIRECTORS' DEFERRED COMPENSATION
         STOCK PLAN
      NORTH CAROLINA NATURAL GAS CORPORATION DIRECTORS' RETIREMENT COMPENSATION
         STOCK PLAN
                             (Full Titles of the Plans)

                             CALVIN B. WELLS, President
                      North Carolina Natural Gas Corporation
                                   150 Rowan Street
                                 Fayetteville, NC 28301
                                    (910) 483-0315
                 (Name, Address, Including Zip Code, and Telephone Number,
                    Including Area Code, of Agent For Service)

                                     Copies to:
                              ALFRED E. CLEVELAND, Esq.
                                 ANNE M. EVANS, Esq.
                    McCoy, Weaver, Wiggins, Cleveland & Raper, P.L.L.C.
                                  202 Fairway Drive
                                 Post Office Box 87009
                         Fayetteville, North Carolina 28304
                         ==================================
                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
Title of                           Proposed         Proposed
Each Class         Amount          Maximum        Maximum Aggregate
Securities to       to be        Offering Price     Offering      Registration
be Registered    Registered (2)   Per Share (1)     Price (1)         Fee
-------------------------------------------------------------------------------
Common Stock,    150,000 shares     $34.03        $5,104,500        $1,547
$2.50 par value,
issuable under
the LTIP
-------------------------------------------------------------------------------
Common Stock,     75,000 shares     $34.03        $2,552,250        $  773
$2.50 par value,
issuable under
the Directors'
Deferred
Compensation Stock Plan
-------------------------------------------------------------------------------
Common Stock,     35,000 shares     $34.03        $1,191,050        $  361
$2.50 par value,
issuable under
the Directors'
Retirement Compensation Stock Plan
===============================================================================
(1)Determined in accordance with Rule 457(h) under the Securities Act of 1933 and based upon $34.03, the average of the high and low prices on July 14, 1997, as published in the National Market Issue report of The Wall Street Journal.

(2)This Registration Statement registers securities offered pursuant to terms which provide for an adjustment in the number of securities being offered to prevent dilution resulting from stock splits, stock dividends or similar transactions and will be deemed to cover the additional securities offered or issued in connection with any such provision.
-------------------------------------------------------------------------------
                       Total Number of Sequential Pages: 9
                   Exhibit Index Appears on Sequential Page 7

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

     (1) Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996, filed pursuant to Section 13 of the Exchange Act;

     (2) Registrant's definitive proxy statement dated December 6, 1996, filed pursuant to Section 14 of the Exchange Act in connection with its Annual Meeting of Stockholders held on January 14, 1997;

     (3) Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed pursuant to the Exchange Act;

     (4) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed pursuant to the Exchange Act;

     (5) Description of Registrant's Common Stock contained in Exhibit 4.4 of its Registration Statement filed on Form S-2 under the Exchange Act (File No. 33-55864), including all amendments or reports filed for the purpose of updating such description; and

     (6) All other documents subsequently filed with the Commission by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all such securities that remain unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         The opinion of the law firm of McCoy, Weaver, Wiggins, Cleveland & Raper, P.L.L.C. addressing certain legal matters is attached hereto as Exhibits 5 and 23(a). Members of such law firm own beneficially an aggregate of less than 250 shares of Registrant's Common Stock, $2.50 par value per Share.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Statutory Indemnification:

     Mandatory. A Delaware corporation must indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any actual, threatened or completed action, suit or proceeding to which he was, or was threatened to be made, a party because he is or was a director or officer of the corporation if: (1) the director or officer acted in good faith; and (2) he acted in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. This statutory right of indemnification covers all reasonable expenses incurred by the director or officer in connection with the proceeding, including attorneys' fees.
-------------------------------------------------------------------------------

     Advance for expenses. Expenses incurred by a director or officer in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay amounts if it ultimately is determined that such person is not entitled to be indemnified by the corporation against such expenses.

     In addition to and separate and apart from those forms of statutory indemnification discussed above, the Delaware General Corporation Law provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the Delaware General Corporation Law.

     Registrant's Certificate of Amendment of Certificate of Incorporation includes the following provisions:

     A director of this Corporation shall not have any personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent that such a limitation on liability is now or may in the future be permitted by the General Corporation Law of Delaware.

     Registrant's By-Laws include the following provisions:

     "The Corporation shall, to the extent legally permissible, indemnify each of its directors and officers against all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his acts or omissions as such director or officer, subsequent to the date of the adoption of this By-Law, unless in such proceeding he shall be finally adjudged liable by reason of dereliction in the performance of his duty as such director or officer; provided, however, that such indemnification shall not cover liabilities in connection with any matter which shall be disposed of through a compromise payment by such director or officer, pursuant to a consent decree or otherwise, unless such compromise shall be approved as in the best interest of the Corporation, after notice that it involves such indemnification, (a) by a vote of the Board of Directors in which no interested director participates, or (b) by a vote or the written approval of the holders of a majority of the outstanding stock at the time having the right to vote for directors, not counting as outstanding any stock owned by any interested director or officer. The rights of indemnification hereby provided shall not be exclusive of or affect other rights to which any Director or officer may be entitled. As used in this paragraph, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom as such the proceeding in question or another proceeding on the same or similar grounds is then pending.

     In addition, Registrant maintains directors' and officers' liability and corporation reimbursement insurance for the benefit of Registrant and its directors and officers, which protects such persons against wrongful acts as defined in the insurance policies issued for such purpose.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits included as part of this Registration Statement are as follows:

Exhibit Number
--------------

4            - Specimen of Registrant's Common Stock certificate (incorporated herein by reference from Exhibit 4.4 of Registrant's Registration Statement on Form S-2; File Number 33-55864)

5 and 23(a)  - Opinion and Consent of McCoy, Weaver, Wiggins, Cleveland & Raper,
               P.L.L.C., counsel for  Registrant (filed herewith)

23(b)        - Consent of Arthur Andersen, LLP, Independent Public Accountants
               (filed herewith)

99(a)        - North Carolina Natural Gas Corporation Long Term Incentive Plan
               (incorporated herein by reference from Exhibit "A" of Registrant's proxy statement for the Annual Meeting of Stockholders held January 14, 1997)

99(b)        - North Carolina  Natural Gas Corporation Directors' Deferred
               Compensation Stock Plan (incorporated herein by reference from Exhibit "B" of Registrant's proxy statement for the Annual Meeting of Stockholders held January 14, 1997)

99(c)        - North Carolina Natural Gas Corporation Directors' Retirement
               Compensation Stock Plan (incorporated herein by reference from Exhibit "C" of Registrant's proxy statement for the Annual Meeting of Stockholders held January 14, 1997

ITEM 9.  UNDERTAKINGS.

     (a)  Rule 415 Offering:  The undersigned Registrant hereby undertakes:

     (l) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

          (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)
               (1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the commission by the Registrant pursuant to section 13 or 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings Incorporating Subsequent Exchange Act Documents by Reference:
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Filing of Registration Statement on Form S-8: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, and State of North Carolina, on the 16th day of July, 1997.

                               NORTH CAROLINA NATURAL GAS CORPORATION

                               BY: /s/ Calvin B. Wells
                                   ---------------------------------------
                                   CALVIN B. WELLS
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                        Title                           Date


/s/ Calvin B. Wells        Chairman, President &              July 16, 1997
-------------------------  Chief Executive Officer            --------------
Calvin B. Wells            (principal executive officer)

/s/ Gerald A. Teele        Senior Vice President,             July 16, 1997
-------------------------  Treasurer & Chief                  --------------
Gerald A. Teele            Financial Officer
                           (principal financial officer)

/s/ Ronald J. Josephson    Vice President, Financial Services July 16, 1997
-------------------------  (principal accounting officer)     --------------
Ronald J. Josephson

/s/ John O. McNairy        Director                           July 16, 1997
-------------------------                                     --------------
John O. McNairy

/s/ Frank B. Holding, Jr.  Director                           July 16, 1997
-------------------------                                     --------------
Frank B. Holding, Jr.

/s/ Robert T. Johnson      Director *                         July 16, 1997
-------------------------                                     --------------
Robert T. Johnson

/s/ James E. S. Hynes      Director *                         July 16, 1997
-------------------------                                     --------------
James E. S. Hynes

/s/ Paul A. DelaCourt      Director *                         July 16, 1997
-------------------------                                     --------------
Paul A. DelaCourt

/s/ William H. Prestage    Director                           July 16, 1997
-------------------------                                     --------------
William H. Prestage

/s/ George T. Clark, Jr.   Director *                         July 16, 1997
-------------------------                                     --------------
George T. Clark, Jr.

/s/ Richard F. Waid        Director                           July 16, 1997
-------------------------                                     --------------
Richard F. Waid

* Member of the Personnel and Compensation Committee, administrator of the North Carolina Natural Gas Corporation Long Term Incentive Plan.

The North Carolina Natural Gas Corporation Directors' Deferred Compensation Stock Plan and North Carolina Natural Gas Corporation Directors' Retirement Compensation Stock Plan are each administered by the Registrant's full Board of Directors.

                                EXHIBIT INDEX
                                      TO
                      REGISTRATION STATEMENT ON FORM S-8

Exhibit                                                            Sequential
Number                        Description                          Page Number
--------            --------------------------------               -----------

5 and 23(a)         - Opinion and Consent of McCoy, Weaver,
                      Wiggins, Cleveland & Raper, P.L.L.C.,
                      counsel for Registrant                            8

23(b)               - Consent of Arthur Andersen, LLP,
                      Independent Public Accountants                    9

                                       July 16, 1997


North Carolina Natural Gas Corporation
150 Rowan Street
Fayetteville, NC 28301

RE:  Form S-8 Registration Statement
     North Carolina Natural Gas Corporation
     North Carolina Natural Gas Corporation Long Term Incentive Plan North Carolina Natural Gas Corporation Directors' Deferred
        Compensation Stock Plan
     North Carolina Natural Gas Corporation Directors' Retirement
        Compensation Stock Plan

Gentlemen:

     The undersigned has acted as counsel for North Carolina Natural Gas Corporation, a Delaware corporation (the "Company"), in the preparation of the referenced Form S-8 Registration Statement relating to the North Carolina Natural Gas Corporation Long Term Incentive Plan, North Carolina Natural Gas Corporation Directors' Deferred Compensation Stock Plan and North Carolina Natural Gas Corporation Directors' Retirement Compensation Stock Plan (collectively referred to as the "Plans") and the proposed offer thereunder of up to a total of 260,000 shares of the Company's common stock, $2.50 par value per share ("Common Stock"). In connection with the preparation of the Registration Statement, we have examined originals or copies of such corporate records, documents and other instruments relating to the authorization and issuance of such shares of Common Stock as we have deemed relevant under the circumstances.

     On the basis of the foregoing, it is our opinion that:

     1. The Company is duly organized, incorporated and is validly existing under the laws of the State of Delaware, with an authorized capitalization consisting of 12,000,000 shares of Common Stock, par value $2.50 per share.

     2. The Plans and the proposed offer thereunder of up to a total of 260,000 shares of Common Stock have been duly authorized by the Board of Directors of the Company, and the 260,000 shares of Common Stock, when issued pursuant to the terms of the Plans, will be legally issued, fully paid and nonassessable.

     The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement.

                      Very truly yours,

                      /s/ McCoy, Weaver, Wiggins, Cleveland & Raper, P.L.L.C.

                           Exhibit 5 and 23(a)

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated November 7, 1996 included in North Carolina Natural Gas Corporation's Form 10-K for the year ended September 30, 1996 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


Atlanta, Georgia
July 16, 1997